Exhibit 99.1

Selectica Achieves Profitability and Positive Cashflow in

Fourth Quarter Fiscal 2010

Contract Lifecycle Management and Sales Configuration Solutions Provider Announces

Fourth Quarter and Full Year Fiscal 2010 Financial Results

SAN JOSE, Calif., April 29, 2010 — Selectica (NASDAQ: SLTC), a leading provider of contract lifecycle management and sales configuration solutions, today announced financial results for its fourth quarter and full fiscal year ending March 31, 2010.

Highlights in FY Q4 2010:

•	Achieved earnings per share of $0.07

•	Generated positive cash flow of $106,000

•	Released Selectica Contract Lifecycle Management v4.2

•	Acquired new customers in healthcare, telecommunications, high tech, and social networking, including two Fortune 100 companies

•	Extended sales reach through expanded relationships with EMC and Model N

“I am pleased with our performance in the quarter. We achieved profitability and added cash,” said Jason Stern, President and Chief Operating Officer of Selectica. “By controlling expenses, investing in R&D, and continuing to grow the pipeline, we are well-positioned to continue our success and further distance ourselves from the competition.”

Net income for the fourth quarter of fiscal 2010 was $205,000, or $0.07 per share, compared to a net loss of $737,000, or $(0.26) per share, in the third quarter of fiscal 2010 and a net loss of $1.5 million, or $(0.67) per share, in the fourth quarter of fiscal 2009. Fourth quarter of fiscal 2010 net income benefited from the reversal of certain non-recurring payroll charges related to stock options and other tax liabilities. These are reflected as a reduction to operating expenses and the provision for income taxes, respectively.

Revenue for the fourth quarter of fiscal 2010 was $3.8 million compared to $4.4 million for the third quarter of fiscal 2010 and $5.4 million for the fourth quarter of fiscal 2009. Revenue split was 30% license and subscription revenue, 40% maintenance and support revenue, and 30% professional services and other revenue. By product, 61% or $2.3 million, was related to contract lifecycle management software, and 39% or $1.5 million, was related to sales configuration software. Cash, cash equivalents, and short-term investments were $17.2 million on March 31, 2010. Selectica generated net cash of $106,000 in the quarter, reflecting improved operating results and the return of a large cash deposit.

For the full year fiscal 2010, Selectica reported revenue of $15.2 million, compared to $16.4 million for the full year fiscal 2009. Net loss for the full year fiscal 2010 was $4.6 million, or $(1.66) per share, compared to a net loss of $8.4 million, or $(5.13) per share for the full year fiscal 2009.

Selectica acquired new customers in healthcare, telecommunications, high tech, and social networking, including two Fortune 100 companies and an existing Selectica Sales Configuration customer that has now licensed the Selectica Contract Lifecycle Management solution for a complete sell-side solution.

In the fourth quarter of fiscal 2010, Selectica released Selectica Contract Lifecycle Management v4.2. This release represents Selectica’s continued innovation in contract management.

On February 23, 2010, Model N, a leading provider of Revenue Management solutions, announced at its user conference the availability of its Contract Authoring solution, which incorporates Selectica Contract Lifecycle Management technologies.

On February 24, 2010, Selectica completed a reverse stock split and regained compliance with NASDAQ Listing Rule 5450(a)(1) on minimum bid price per share. There are currently no outstanding compliance issues with NASDAQ listing rules.

On February 24, 2010, Selectica hosted Fusion ‘10, Selectica’s Annual Contract Management Summit, in Monterey, California. The event was attended by customers representing over a dozen industries including healthcare, telecommunications, technology, retail, financial services, and consumer products.

On March 3, 2010, Selectica announced that the Delaware Court of Chancery ruled in favor of Selectica in a lawsuit seeking a determination of the validity of its shareholder rights plan. The court concluded that the Selectica Board of Directors’ adoption of a shareholder rights plan with a 4.99% threshold designed to protect the company’s net operating loss carryforwards, and actions taken by the Board in response to an intentional trigger of the plan by Versata Enterprises, Inc. and Trilogy, Inc., were both valid exercises of the Board’s business judgment. Versata has subsequently appealed the court’s decision. Selectica does not expect to incur significant additional legal expenses in the case and it anticipates a ruling on the appeal sometime later in the calendar year.

On April 15, 2010, Selectica announced that it has joined the EMC Select program, which will enable EMC customers to easily acquire the Selectica Contract Lifecycle Management solution through the EMC sales team and its authorized partners.

About Selectica, Inc.

Selectica (NASDAQ: SLTC) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes. Selectica’s enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, Hitachi, International Paper, ManTech, Levi Strauss & Co., Qwest Communications, and Rockwell Automation. For more information, visit www.selectica.com.

Forward Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica’s products and services; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-K, filed by the Company with the Securities and Exchange Commission.

Investor Contact:

Todd Spartz

(408) 545-2648

ir@selectica.com

PR Contact:

Allen Pogorzelski

(408) 545-2531

pr@selectica.com

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 2010	March 2009	March 2010	March 2009
Revenues:
License	$827	$1,633	$3,182	$3,569
Services	2,980	3,737	11,977	12,876

Total revenues	3,807	5,370	15,159	16,445

Cost of revenues:
License	38	57	163	206
Services	1,261	1,687	5,291	5,563

Total cost of revenues	1,299	1,744	5,454	5,769

Gross profit	2,508	3,626	9,705	10,676

Operating expenses:
Research and development	729	1,107	3,274	4,218
Sales and marketing	940	1,696	4,526	6,307
General and administrative	1,192	1,166	5,368	5,522
Shareholder litigation	10	—	34	92
Professional fees related to corporate governance review	—	—	438	—
Reversal of payroll charges related to stock options	(541)	—	(541)	—
Restructuring	7	—	1,245	675
Professional fees related to stock option investigation	—	—	—	38

Total operating expenses	2,337	3,969	14,344	16,852

Operating income (loss)	171	(343)	(4,639)	(6,176)

Interest and other income (expense), net	(97)	(1,100)	(323)	(2,089)

Income (loss) before provision for income taxes	74	(1,443)	(4,962)	(8,265)
Provision (benefit) for income taxes	(131)	76	(318)	157

Net income (loss)	$205	$(1,519)	$(4,644)	$(8,422)

Basic and diluted net income (loss) per share	$0.07	$(0.67)	$(1.66)	$(5.13)

Reconciliation to non-GAAP net income (loss):
Net income (loss)	$205	$(1,519)	$(4,644)	$(8,422)
Shareholder litigation	10	—	34	92
Professional fees related to corporate governance review	—	—	438	—
Restructuring	7	—	1,245	675
Professional fees related to stock option investigation	—	—	—	38

Non-GAAP net income (loss)	$222	$(1,519)	$(2,927)	$(7,617)

Non-GAAP basic and diluted net income (loss) per share	$0.08	$(0.67)	$(1.05)	$(4.64)

Weighted average shares outstanding for basic and diluted net income (loss) per share *	2,809	2,271	2,794	1,641

*	For all periods presented, weighted average shares reflect a 1:20 reverse stock split, which occurred in February 2010.

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 2010	March 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$16,957	$23,256
Short-term investments	198	196
Accounts receivable	4,242	5,598
Prepaid expenses and other current assets	538	2,485

Total current assets	21,935	31,535

Property and equipment, net	536	1,060
Other assets	24	672

Total assets	$22,495	$33,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of note payable to Versata	$786	$786
Accounts payable	609	3,133
Restructuring liability	7	1,265
Accrued payroll and related liabilities	483	720
Other accrued liabilities	56	1,520
Deferred revenue	4,500	3,931

Total current liabilities	6,441	11,355

Note payable to Versata	4,036	4,588
Other long-term liabilities	27	48

Total liabilities	10,504	15,991

Stockholders’ equity	11,991	17,276

Total liabilities and stockholders’ equity	$22,495	$33,267